Exhibit 99.1

PRESS RELEASE

Frequency Electronics, Inc. Announces the Appointment of John Caulfield as Vice President of Manufacturing.

Mitchel Field, NY, January 7, 2019 – Frequency Electronics, Inc. (NASDAQ-FEIM) today announced the promotion of John Caulfield to Vice President of Manufacturing. The position encompasses responsibility for consolidated manufacturing operations and material procurement for FEI’s New York business.

Stanton Sloane, President & CEO commented, “I am very pleased that John will be assuming responsibility for manufacturing and materials. He is a long time employee of the Company and has been managing a significant part of our manufacturing operations for many years. His experience and familiarity with manufacturing processes and Company operations will enable him to transition quickly into the Vice President position. We congratulate John on his promotion and wish him great success in his new job.”

Effective January 1, 2019, Markus Hechler, Executive Vice President, President of FEI Government Systems, Inc. and Secretary and Treasurer of Frequency Electronics has retired after 52 years of dedicated service. Mark will continue to assist management on a consulting basis to support the transition of manufacturing operations to the new leadership.

Sloane commented further, “The Company is very grateful for Mark’s many years of service to the Company and his invaluable guidance on so many critical projects over that time. In addition to his duties as the Company’s Chief Financial Officer Steve Bernstein has been appointed Secretary and Treasurer and will replace Markus Hechler in those positions.”

Martin Bloch Executive Chairman of the Board added, “I want to thank Mark for his significant contributions to Frequency Electronics’ success. I am confident that John Caulfield, in his new position, will do a great job in addressing Frequency’s new opportunities.”

About Frequency Electronics

Frequency Electronics, Inc. is a world leader in the design, development and manufacture of high precision timing, frequency control and synchronization products for space and terrestrial applications. Frequency’s products are used in satellite payloads and in other commercial, government and military systems including C4ISR and EW markets, missiles, UAVs, aircraft, GPS, secure radios, energy exploration and wireline and wireless communication networks. Frequency has received over 100 awards of excellence for achievements in providing high performance electronic assemblies for over 150 space and DOD programs. The Company invests significant resources in research and development to expand its capabilities and markets.

Frequency’s Mission Statement: “Our mission is to provide precision time and low phase noise frequency generation systems from 1 Hz to 50 GHz, for space and other challenging environments.”

Subsidiaries and Affiliates: FEI-Zyfer provides GPS and secure timing ("SAASM") capabilities for critical military and commercial applications; FEI-Elcom Tech provides sub-systems for the Electronic Warfare (“EW”) markets and added resources for state-of-the-art RF microwave products, FEI-Asia provides cost effective manufacturing capabilities. Frequency's Morion affiliate supplies high-quality, cost effective oscillators and quartz components for commercial applications. Additional information is available on the Company’s website: www.frequencyelectronics.com

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

The Statements in this press release regarding the future constitute "forward-looking" statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, inability to integrate operations and personnel, actions by significant customers or competitors, general domestic and international economic conditions, consumer spending trends, reliance on key customers, continued acceptance of the Company's products in the marketplace, competitive factors, new products and technological changes, product prices and raw material costs, dependence upon third-party vendors, competitive developments, changes in manufacturing and transportation costs, the availability of capital, and other risks detailed in the Company's periodic report filings with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

Contact information:     Stanton Sloane, President, Chief Executive Officer: Steven Bernstein, Chief Financial Officer;

  Martin Bloch, Executive Chairman of the Board:

Telephone: (516) 794-4500	WEBSITE: www.frequencyelectronics.com